UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): October 8, 2013

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-15327	58-1642740
(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California	90049
(Address of Principal Executive Offices)	(Zip Code)

(310) 826-5648

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 8, 2013, CytRx Corporation (“we,” “us,” “our” or the “Company”) entered into an underwriting agreement with Aegis Capital Corp., as representative of the several underwriters, relating to our public offering of 10,000,000 shares of common stock for total gross proceeds of $22,500,000. The public offering price is $2.25 per share of common stock. In addition, the underwriting agreement provides the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock from the Company to cover over-allotments, if any.

We expect the offering to close on October 15, 2013, subject to the satisfaction of customary closing conditions. The net proceeds to us are expected to be approximately $20,925,000, after deducting the underwriting discount and estimated offering expenses payable by us. The offering is being made pursuant to a preliminary prospectus supplement dated October 8, 2013, a final prospectus supplement dated October 9, 2013 and a base prospectus dated December 21, 2012 under our existing shelf registration statement on Form S-3 (File No. 333-185308), which was filed with the Securities and Exchange Commission on December 6, 2012 and declared effective on December 21, 2012.

The underwriting agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the Company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.

Pursuant to the underwriting agreement, subject to certain exceptions, the Company, and our directors and officers have agreed not to sell or otherwise dispose of any common stock held by them for a period ending 90 days after the date of the underwriting agreement without first obtaining the written consent of the representative of the underwriters.

The underwriting agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of the underwriting agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the underwriting agreement.

A copy of the opinion of TroyGould PC relating to the legality of the offered common stock is attached as Exhibit 5.1 hereto.

The foregoing description of the underwriting agreement is not complete and is qualified in its entirety by reference to the full text of the underwriting agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events

On October 8, 2013, we issued press releases announcing the proposed offering, as well as the pricing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Dated: October 9, 2013	By:	/s/ John Caloz
John Caloz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 8, 2013, between CytRx Corporation and Aegis Capital Corp.

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)

99.1	Press release of CytRx Corporation issued October 8, 2013

99.2	Press release of CytRx Corporation issued October 8, 2013

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